Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

October 29, 2021

Media Contact:	Investor Contact:
Mike Houlihan	Jardon Jaramillo
Corporate Communications	Investor Relations
Phone: 503-464-8596	Phone: 503-464-7051

Portland General Electric Announces Third Quarter 2021 Results
•Continued strong retail deliveries, high customer growth, and challenging power market volatility
•Achieved significant progress on strategic goals, including filing of inaugural distribution system plan, and reached supportive GRC stipulations
•Moving forward with procurement for renewable resources and non-emitting capacity in December
•Reaffirming 2021 earnings guidance of $2.70 to $2.85 per diluted share

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income of $50 million, or 56 cents per diluted share, for the third quarter of 2021. This compares with a loss of $17 million, or 19 cents per diluted share, for the third quarter of 2020, which reflects the $1.09 loss per diluted share from previously disclosed trading losses.

“While high temperatures and power market volatility significantly impacted our region and results this quarter, our year-to-date performance is on track” said Maria Pope, PGE president and CEO. “We are pleased to be issuing the renewable RFP in December, an important step in meeting our decarbonization goals while also ensuring we have sufficient generating capacity as we transition to a clean energy future.”

Third Quarter 2021 Compared to Third Quarter 2020
Total revenues were driven by higher retail energy deliveries, due to strong residential demand, growth in high-tech manufacturing, and the impacts of warmer weather. Purchased power and fuel expense increased in part due to lower hydro and wind production. Operating expenses increased, primarily driven by additional vegetation management for wildfire prevention. Administrative expenses increased primarily due to normalization of incentive expenses compared to the prior year and wage and benefit pressures. Lower tax expense was associated with asset retirement timing differences.
Company Updates
Advancing Plans to Add Renewables and Non-Emitting Resources

As previously announced, PGE estimates that it will need to nearly triple the amount of clean and renewable energy serving customers, in addition to removing coal from its portfolio. As a result, PGE estimates by 2030 it will need approximately 1,500 to 2,000 MW of clean and renewable resources and approximately 800 MW of non-emitting dispatchable capacity resources. PGE is seeking approximately 1,000 MW of renewable and non-emitting capacity resources by initiating its public request for proposals process in December.

•Request for Proposals (RFP): PGE expects to bring on at least 375 to 500 MW of renewable resources and 375 MW of non-emitting dispatchable capacity by the end of 2024. If beneficial to customers and in balance with affordability, PGE will work with the Oregon Public Utilities Commission (OPUC) to evaluate the opportunity to procure additional resources through this RFP with a potential target of achieving one-third of the clean resources needed to meet its 2030 emission reduction targets.

•Green Future Impact: As part of the RFP, PGE will seek to procure an incremental 100 MW for this program.

2022 General Rate Case Update

In October, PGE reached agreement with all interested parties in its 2022 General Rate Case on cost of capital issues. The agreement supports a capital structure of 50% debt and 50% equity, a 9.5% return on equity and a 6.8% cost of capital, which reflects updates for actual and forecasted debt costs. The stipulation remains subject to OPUC approval. PGE will continue to work with parties throughout this proceeding on all other remaining elements of the case. A final order is expected in April 2022. PGE has proposed prices to go into effect on May 9, 2022.

Significant Progress on Strategic Sustainability Goals

•Distribution System Plan: In October, PGE filed its inaugural Distribution System Plan (DSP) that paves the way for innovative planning to upgrade the grid and accelerate clean energy resources using approaches that align with community priorities.

•Voluntary Renewable Energy Program: For the twelfth consecutive year, PGE’s voluntary renewable energy program was ranked number one in the nation by the National Renewable Energy Laboratory. PGE has more than 200,000 customers voluntarily enrolled in its Green Future Program, making it the largest in the nation.

•Green Financing Program: In October, PGE announced a series of actions in support of integrating sustainability into its financing plans, establishing a Green Financing Framework, issuing an inaugural green bond, and amending its revolving credit facility to include sustainability-linked provisions.

•2020 Environmental, Social and Governance Report: In September, PGE released a comprehensive ESG report which aligns with the Task Force on Climate-Related Financial Disclosures (TCFD) framework and describes how the company plans to move forward on its clean energy goals, environmental stewardship commitments, community engagement programs, and diversity, equity, and inclusion journey. For more information visit www.portlandgeneral.com/about/who-we-are/sustainability.

Quarterly Dividend
As previously announced, on October 26, 2021, the board of directors of Portland General Electric Company declared a quarterly common stock dividend of $0.43 per share. The quarterly dividend is payable on or before January 18, 2022 to shareholders of record at the close of business on December 27, 2021.

2021 Earnings Guidance
PGE is reaffirming its estimate for full-year 2021 earnings guidance of $2.70 to $2.85 per diluted share based on the following assumptions:
•An increase in annual energy deliveries of 2.5% to 3.0%, weather-adjusted, which reflects year over year:
◦Commercial segment growth, as economic recovery has taken hold earlier and more rapidly than anticipated;
◦Strong growth in the industrial segment reflecting expansions in high tech manufacturing and digital services;
◦These increases are partially offset by a decrease in residential demand as customers spend less time at home;
•Normal temperatures in its utility service territory for the remainder of the year;
•Hydro conditions for the remainder of the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;

•Normal thermal plant operations for the remainder of the year;
•Capital expenditures of $700 million;
•Average construction work in progress balance from $340 million to $390 million;
•Operating and maintenance expense from between $605 million and $625 million;
•Depreciation and amortization expense between $410 million and $430 million;
•Effective tax rate of 10% to 15%;
•Cash from operations from between $575 and $625 million, which represents the cash timing difference of regulatory deferrals;
•No new common equity to be issued for investment or operations; and
•Continuation of existing regulatory mechanisms and deferrals during 2021.

Third Quarter 2021 Earnings Call and Webcast — October 29, 2021

PGE will host a conference call with financial analysts and investors on Friday, October 29, 2021, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, October 29, 2021, through 2 p.m. ET on Friday, November 5, 2021.

Maria Pope, president and CEO; Jim Ajello, senior vice president of Finance, CFO, and treasurer; and Jardon Jaramillo, senior director, Investor Relations, Treasury, and Risk Management, will participate in the call. Management will respond to questions following formal comments.

Non-GAAP Financial Measures

Management believes that excluding the effects of the energy trading losses provides a meaningful representation of the Company’s comparative earnings per share. The Company has adjusted this amount to maintain comparability between periods. The effect of the energy trading losses was $1.09 per diluted share. PGE’s reconciliations of non-GAAP earnings for the three and nine months ended September 30, 2020 are below.

Non-GAAP Earnings Reconciliation for the three and nine months ended September 30, 2020

(Dollars in millions, except EPS)	Net Income (Loss)	Diluted EPS
GAAP-based as reported for the three months ended September 30, 2020	$(17)	$(0.19)
Exclusion of certain trading losses	127	1.42
Tax effect (1)	(30)	(0.33)
Non-GAAP-based as reported for the three months ended September 30, 2020	$80	$0.90

GAAP-based as reported for the nine months ended September 30, 2020	$103	$1.15
Exclusion of certain trading losses	127	1.42
Tax effect (1)	(30)	(0.33)
Non-GAAP-based as reported for the nine months ended September 30, 2020	$200	$2.24
(1) Tax effects are determined based on the Company's forecasted annual effective tax rate applied to year-to-date ordinary income or loss

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, with operations across the state. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE owns 16 generation plants across Oregon and other Northwestern states and maintains and operates 14 public parks and recreation areas. For over 130 years, PGE has delivered safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE and its 3,000 employees are working with customers to build a clean energy future, with goals of achieving at least an 80% reduction in greenhouse gas (GHG) emissions by 2030 and 100% reduction in GHG emissions by 2040. In 2021, PGE became the first U.S. utility to join The Climate Pledge. In 2020, PGE, employees, retirees and the PGE Foundation donated $5.6 million and volunteered 18,200 hours with more than 400 nonprofits across Oregon. For the eighth year in a row PGE achieved a perfect score on the 2021 Human Rights Campaign Foundation's Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of October 29, 2021. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," “assumes,” "believes," "conditioned upon," "estimates," "expects," "intends," “plans,” “projected,” "promises," “seeks,” "should," and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, which could affect the access to and availability of cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; the outcome of various legal and regulatory actions; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or third party liability; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; and widespread health emergencies or outbreaks of infectious diseases such as the novel coronavirus disease (COVID-19), which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements. Prospective investors should also review the risks and uncertainties listed in the Company’s most recent annual report on Form 10-K and the Company’s reports on Forms 8-K and 10-Q filed with the United States Securities and Exchange Commission (SEC), including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time. These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Revenues, net	$654	$556	$1,811	$1,589
Alternative revenue programs, net of amortization	(12)	(9)	(23)	—
Total revenues	642	547	1,788	1,589
Operating expenses:
Purchased power and fuel	259	292	613	554
Generation, transmission and distribution	80	65	236	215
Administrative and other	82	63	247	208
Depreciation and amortization	101	108	305	320
Taxes other than income taxes	37	35	110	104
Total operating expenses	559	563	1,511	1,401
Income (loss) from operations	83	(16)	277	188
Interest expense, net	33	35	100	102
Other income:
Allowance for equity funds used during construction	4	4	13	11
Miscellaneous income (expense), net	1	3	6	2
Other income, net	5	7	19	13
Income (loss) before income tax expense	55	(44)	196	99
Income tax expense (benefit)	5	(27)	18	(4)
Net income (loss)	50	(17)	178	103
Other comprehensive income	1	—	1	1
Comprehensive income (loss)	$51	$(17)	$179	$104

Weighted-average common shares outstanding (in thousands):
Basic	89,407	89,509	89,505	89,476
Diluted	89,566	89,509	89,646	89,629

Earnings (loss) per share:
Basic	$0.56	$(0.19)	$1.99	$1.16
Diluted	$0.56	$(0.19)	$1.98	$1.15

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$294	$257
Accounts receivable, net	273	271
Inventories	75	72
Regulatory assets—current	14	23
Other current assets	243	98
Total current assets	899	721
Electric utility plant, net	7,773	7,539
Regulatory assets—noncurrent	567	569
Nuclear decommissioning trust	43	45
Non-qualified benefit plan trust	44	42
Other noncurrent assets	216	153
Total assets	$9,542	$9,069

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	September 30, 2021	December 31, 2020
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$201	$153
Liabilities from price risk management activities—current	39	14
Short-term debt	—	150
Current portion of long-term debt	—	160
Current portion of finance lease obligation	16	16
Accrued expenses and other current liabilities	611	322
Total current liabilities	867	815
Long-term debt, net of current portion	3,285	2,886
Regulatory liabilities—noncurrent	1,370	1,369
Deferred income taxes	419	374
Unfunded status of pension and postretirement plans	299	299
Liabilities from price risk management activities—noncurrent	89	136
Asset retirement obligations	241	270
Non-qualified benefit plan liabilities	97	101
Finance lease obligations, net of current portion	125	129
Other noncurrent liabilities	75	77
Total liabilities	6,867	6,456
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,409,012 and 89,537,331 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1,237	1,231
Accumulated other comprehensive loss	(10)	(11)
Retained earnings	1,448	1,393
Total shareholders’ equity	2,675	2,613
Total liabilities and shareholders’ equity	$9,542	$9,069

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$178	$103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	305	320
Deferred income taxes	17	(14)
Pension and other postretirement benefits	19	17
Allowance for equity funds used during construction	(13)	(11)
Decoupling mechanism deferrals, net of amortization	23	—
Amortization of net benefits due to Tax Reform	—	(17)
Deferral of incremental storm costs	(58)	—
Other non-cash income and expenses, net	(1)	38
Changes in working capital:
(Increase)/decrease in accounts receivable, net	(8)	(3)
(Increase)/decrease in inventories	(3)	10
(Increase)/decrease in margin deposits	3	(6)
Increase/(decrease) in accounts payable and accrued liabilities	61	24
Increase in margin deposits from wholesale counterparties	102	—
Other working capital items, net	22	27
Other, net	(65)	(46)
Net cash provided by operating activities	582	442

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from investing activities:
Capital expenditures	(486)	(549)
Sales of Nuclear decommissioning trust securities	8	6
Purchases of Nuclear decommissioning trust securities	(6)	(5)
Other, net	(18)	(3)
Net cash used in investing activities	(502)	(551)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	400	319
Payments on long-term debt	(160)	(98)
Borrowings on short-term debt	200	275
Repayments of short-term debt	(350)	(50)
Dividends paid	(112)	(103)
Repurchase of common stock	(12)	—
Other	(9)	(11)
Net cash provided by (used in) financing activities	(43)	332
Increase (Decrease) in cash and cash equivalents	37	223
Cash and cash equivalents, beginning of period	257	30
Cash and cash equivalents, end of period	$294	$253

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$75	$70
Cash paid for income taxes	16	9

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,
	2021		2020
Revenues (dollars in millions):
Retail:
Residential	$824	46%	$747	47%
Commercial	518	29	463	29
Industrial	187	10	162	10
Direct Access	35	2	35	2
Subtotal	1,564	87	1,407	88
Alternative revenue programs, net of amortization	(23)	(1)	—	—
Other accrued revenues, net	12	1	13	1
Total retail revenues	1,553	87	1,420	89
Wholesale revenues	186	10	130	8
Other operating revenues	49	3	39	3
Total revenues	$1,788	100%	$1,589	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	5,875	30%	5,621	30
Commercial	4,943	25	4,672	25
Industrial	2,773	14	2,552	13
Subtotal	13,591	69	12,845	68
Direct access:
Commercial	453	2	478	2
Industrial	1,228	7	1,114	6
Subtotal	1,681	9	1,592	8
Total retail energy deliveries	15,272	78	14,437	76
Wholesale energy deliveries	4,416	22	4,593	24
Total energy deliveries	19,688	100%	19,030	100%

Average number of retail customers:
Residential	799,182	88%	789,726	88%
Commercial	110,863	12	110,185	12
Industrial	191	—	194	—
Direct access	589	—	634	—
Total	910,825	100%	900,739	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Nine Months Ended September 30,
	2021		2020
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	7,074	38%	5,767	32%
Coal	1,455	8	2,752	15
Total thermal	8,529	46	8,519	47
Hydro	778	4	919	5
Wind	1,843	10	1,720	9
Total generation	11,150	60	11,158	61
Purchased power:
Term	3,782	20	5,202	29
Hydro	3,091	16	1,585	9
Wind	749	4	256	1
Total purchased power	7,622	40	7,043	39
Total system load	18,772	100%	18,201	100%
Less: wholesale sales	(4,416)		(4,593)
Retail load requirement	14,356		13,608

The following table indicates the number of heating and cooling degree-days for the three months ended September 30, 2021 and 2020, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2021	2020	Avg.	2021	2020	Avg.
First Quarter	1,805	1,761	1,847	—	—	—
Second Quarter	498	554	629	238	99	93
July	—	11	7	258	180	182
August	9	1	6	249	197	196
September	45	35	61	93	115	77
Third Quarter	54	47	74	600	492	455
Year-to-date	2,357	2,362	2,550	838	591	548
Increase/(Decrease) from the 15-year average	(8)%	(7)%		53%	8%